UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Prudential Financial, Inc., a New Jersey corporation (the “Company”), furnishes herewith, as Exhibit 99.0, a news release announcing fourth quarter 2008 results.

See also Item 7.01 below, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A.	Earnings Release. The Company furnishes herewith, as Exhibit 99.0, a news release announcing fourth quarter 2008 results.

B.	Quarterly Financial Supplement. The Company furnishes herewith, as Exhibit 99.1, the Quarterly Financial Supplement for its Financial Services Businesses for the quarterly period ended December 31, 2008.

C.	Investments in Residential and Commercial Mortgage-Backed Securities, Asset-Backed Securities, and Commercial Mortgage and Other Loans. In connection with its announcement of fourth quarter 2008 results, the Company furnishes herewith, as Exhibit 99.2, information about the Company’s investments, as of December 31, 2008, in residential and commercial mortgage-backed securities, asset-backed securities, and commercial mortgage and other loans.

D.	Investments Supported by Guarantees from Monoline Bond Insurers. Certain of the Company’s fixed maturity investments are supported by guarantees from monoline bond insurers. As of December 31, 2008, on an amortized cost basis, $1.506 billion, or 1%, of general account fixed maturity investments attributable to the Financial Services Businesses were supported by bond insurance. As of December 31, 2008, 35% of these investments had credit ratings of A or higher, which in some cases may reflect the credit quality of the monoline bond insurers. Management estimates, taking into account the structure and credit quality of the underlying investments and giving no effect to the support of these securities by guarantees from monoline bond insurers, that 62% of the $1.506 billion total (based upon amortized cost) would have investment grade credit ratings. Based on amortized cost, $812 million of the $1.506 billion of securities supported by bond insurance were asset-backed securities collateralized by sub-prime mortgages, $285 million were other asset-backed securities, and $409 million were municipal bonds. Management estimates that 40% of the asset-backed securities collateralized by sub-prime mortgages, 72% of the other asset-backed securities, and all of the municipal bonds would have investment grade credit ratings giving no effect to the support of these securities by guarantees from monoline bond insurers. As of December 31, 2008, the bond insurance is provided by five insurance companies, with no company representing more than 35% of the overall amortized cost of the securities supported by bond insurance attributable to the Financial Services Businesses.

As of December 31, 2008, on an amortized cost basis, $685 million, or 2%, of fixed maturity investments attributable to the Closed Block Business were supported by bond insurance. As of December 31, 2008, 30% of these investments had credit ratings of A or higher, which in some cases may reflect the credit quality of the monoline bond insurers. Management estimates, taking into account the structure and credit quality of the underlying investments and giving no effect to the support of these securities by guarantees from monoline bond insurers, that 75% of the $685 million total (based upon amortized cost) would have investment grade credit ratings. Based on amortized cost, $471 million of the $685 million of securities supported by bond insurance were asset-backed securities collateralized by sub-prime mortgages, $87 million were other asset-backed securities, and $127 million were municipal bonds. Management estimates that 65% of the asset-backed securities collateralized by sub-prime mortgages, 90% of the other asset-backed securities, and all of the municipal bonds would have investment grade credit ratings giving no effect to the support of these securities by guarantees from monoline bond insurers. As of December 31, 2008, the bond insurance is provided by five insurance companies, with no company representing more than 35% of the overall amortized cost of the securities supported by bond insurance attributable to the Closed Block Business.

E.	Liquidity and Capital Resources.

Parent Company Short-term Investments and Borrowings

As of December 31, 2008, the parent holding company, Prudential Financial, had cash and short-term investments of $4.434 billion, which included $537 million of subsidiary funds that were invested short-term with Prudential Financial as part of our intercompany liquidity program. The short-term investments comprise $707 million of this amount and consist primarily of government agency securities and money market funds.

As of December 31, 2008, parent company short-term borrowings amounted to $4.474 billion. This amount includes $1.243 billion of outstanding commercial paper, $2.151 billion principal amount of convertible debt securities, $816 million representing foreign currency denominated bridge loan facilities, and $264 million current portion of long-term debt. The vast majority of the parent company’s outstanding commercial paper proceeds are invested in short-term financial instruments. The next date on which holders of the convertible notes may require Prudential Financial to repurchase the notes is June 15, 2009 with respect to $2.147 billion. The foreign currency denominated bridge loan facilities mature on February 13, 2009 and the majority of the current portion of long-term debt matures in the first quarter of 2009.

Prudential Financial’s short-term debt, including commercial paper, is rated A-1, P-2, and F1 by Standard & Poor’s, Moody’s and Fitch, respectively. Based on these ratings, Prudential Financial is eligible to participate in the Commercial Paper Funding Facility (CPFF) sponsored by the Federal government, and it has received approval to participate in CPFF. The Federal Reserve has announced that CPFF will purchase eligible three-month unsecured and asset-backed U.S. dollar denominated commercial paper from eligible issuers. The maximum amount of commercial paper an issuer can sell to CPFF is equivalent to the greatest amount of U.S. dollar denominated commercial paper the issuer had outstanding during any single day between January 1, 2008 and August 31, 2008. The maximum amount of commercial paper that Prudential Financial is eligible to issue under the CPFF is $1.297 billion. Unsecured commercial paper purchased by the CPFF is discounted based on a rate equal to a spread (200 basis points) over the three-month overnight index swap rate on the day of purchase. Access to the CPFF for new issuances of commercial paper is scheduled to terminate on October 30, 2009, unless such date is extended by the Federal Reserve. As of December 31, 2008, Prudential Financial’s outstanding commercial paper borrowings with CPFF were $898 million, with a weighted average maturity of 40 days.

Excluding CPFF borrowings, Prudential Financial had outstanding commercial paper as of December 31, 2008 with a weighted average maturity of 22 days, and approximately 3% was overnight.

Prudential Funding, LLC Commercial Paper Program

As of December 31, 2008, Prudential Funding, LLC, a wholly-owned subsidiary of Prudential Insurance, had outstanding commercial paper and master note borrowings of $4.354 billion, of which $1.632 billion of the proceeds were invested in short-term financial instruments and the remainder was primarily utilized to fund short term cash flow timing mismatches, and fund working capital needs of our affiliates.

Prudential Funding’s commercial paper is rated A-1+, P-1, and F1+ by Standard & Poor’s, Moody’s and Fitch, respectively. Based on these ratings, Prudential Funding is also eligible to participate in the CPFF, and it has received approval to participate in CPFF. The maximum amount of commercial paper that Prudential Funding is eligible to issue under the CPFF is $9.815 billion. As of December 31, 2008, Prudential Funding, LLC’s outstanding commercial paper borrowings with CPFF were $450 million, with a weighted average maturity of 44 days.

Excluding CPFF borrowings, Prudential Funding, LLC had outstanding commercial paper as of December 31, 2008, with a weighted average maturity of 25 days, and approximately 27% was overnight.

Asset-based Financing

As of December 31, 2008, Prudential’s Financial Services Businesses had liabilities totaling $7.455 billion under asset-based financing programs, including $4.288 billion representing securities sold under agreements to repurchase, $2.684 billion representing cash collateral for loaned securities and $483 million of securities sold but not yet purchased. Under these programs, the company loans securities in return for cash collateral which is primarily used to purchase securities for the short-term spread portfolios in our domestic insurance entities. These portfolios comprise cash and cash equivalents, short-term investments and fixed maturities with a weighted average life at the time of purchase of two years or less. Of the total $7.455 billion, $3.006 billion represents securities that may be returned to the company overnight requiring immediate return of the cash collateral, and the remainder has maturities ranging from 2 days to 3 months with a weighted average maturity of 28 days. As of December 31, 2008, the asset-based financing programs represented approximately 4.1% of total investments of $183.3 billion for the Financial Services Businesses.

As of December 31, 2008, Prudential’s Closed Block Business had liabilities totaling $5.096 billion under such programs, including $3.612 billion representing securities sold under agreements to repurchase and $1.484 billion representing cash collateral for loaned securities. Of the total $5.096 billion, $2.021 billion represents securities that may be returned to the company overnight requiring immediate return of the cash collateral, and the remainder has maturities ranging from 2 days to 3 months with a weighted average maturity of 44 days. As of December 31, 2008, the asset-based financing programs represented approximately 8.7% of total investments of $58.7 billion for the Closed Block Business.

Ratings-Driven Contingencies

A downgrade in the credit or financial strength ratings of Prudential Financial or its rated subsidiaries could result in additional collateral requirements or other required payments under certain agreements, which are eligible to be satisfied in cash or by posting securities held by the subsidiaries subject to the agreements. A ratings downgrade of three ratings levels would result in estimated collateral posting requirements or payments under such agreements of approximately $200 million. In addition, a ratings downgrade by A.M. Best to A- for our domestic life insurance companies would require Prudential Insurance to post a letter of credit in the amount of $1.6 billion that we estimate would result in annual cash outflows of approximately $130 million, or collateral posting in the form of cash or securities to be held in a trust. We believe that the posting of such collateral would not be a material liquidity event for Prudential Insurance.

In addition, agreements in connection with capital management activities for our universal life insurance products would require us to post cash collateral based on tests that consider the level of 10-year credit default swap spreads on Prudential Financial’s senior debt. As of December 31, 2008, when estimates of Prudential Financial’s 10-year credit default swap spreads were 575 basis points, we posted $125 million of collateral under this agreement. We estimate that the collateral posting requirements could be $400 million at an effective 10-year credit default swap spread of 2,000 basis points, based on indications of forward LIBOR rates as of December 31, 2008.

Federal Home Loan Bank of New York Facility

In June 2008, Prudential Insurance became a member of the Federal Home Loan Bank of New York, or FHLBNY. Membership allows Prudential Insurance to participate in FHLBNY’s product line of financial services, including funding agreements, general asset/liability management, and collateralized advances that can be used for liquidity management.

Under guidance of the New Jersey Department of Banking and Insurance, the total amount of qualifying mortgage-related assets and U.S. Treasury securities that can be pledged as collateral by Prudential Insurance to FHLBNY is limited to 5% of the prior year’s admitted assets of Prudential Insurance on a statutory basis, exclusive of separate account assets, which equates to $7.7 billion based on admitted assets as of December 31, 2007. Based on this permitted amount, the qualifying assets available at Prudential Insurance, and net of the 4.5% activity based stock we would be obligated to purchase from FHLBNY based on maximum borrowings, the estimated total borrowing capacity with the FHLBNY was $6.3 billion, as of December 31, 2008. As of December 31, 2008, outstanding borrowings with FHLBNY amounted to $3.0 billion.

Lines of Credit and Other Credit Facilities

As of December 31, 2008, Prudential Financial, Prudential Insurance and Prudential Funding had unsecured committed lines of credit totaling $4.5 billion. These facilities are available to each of the borrowers, up to the aggregate committed credit, to be used for general corporate purposes. This amount includes a $2.0 billion 5-year credit facility that expires in May 2012, which includes 22 financial institutions, and an additional $2.5 billion credit facility, of which $200 million expires in December 2011 and $2.3 billion expires in December 2012, which includes 20 financial institutions. In January of 2009, a consent was executed removing Lehman Commercial Paper Inc. and Lehman Brothers Bank, FSB, as participants in these facilities. Lehman Commercial Paper Inc., which filed for bankruptcy in October 2008, had been a participant in the $2 billion facility in the amount of $60 million. Lehman Brothers Bank, FSB had been a participant in the $2.5 billion facility in the amount of $100 million. The result of this action was a reduction in the overall facility total to $4.34 billion.

Within each facility, no single financial institution has more than 15% of the total committed credit. Borrowings under the outstanding facilities will mature no later than the respective expiration dates of the facilities and will bear interest at the rates set forth in each facility agreement. We maintain these facilities primarily as back-up liquidity lines for our commercial paper programs, and there were no outstanding borrowings under any of these facilities as of December 31, 2008.

Our ability to borrow under these facilities is conditioned on the continued satisfaction of customary conditions, including maintenance at all times by Prudential Insurance of total adjusted capital of at least $5.5 billion based on statutory accounting principles prescribed under New Jersey law and Prudential Financial’s maintenance of consolidated net worth of at least $12.5 billion, which for this purpose is based on GAAP stockholders’ equity, excluding net unrealized gains and losses on investments. Our ability to borrow under these facilities is not contingent on our credit ratings or subject to material adverse change clauses. Prudential Insurance’s total adjusted capital was $7.4 billion and $11.0 billion as of September 30, 2008 and December 31, 2007, respectively, and we expect this amount to be well in excess of $5.5 billion as of December 31, 2008. Prudential Financial’s consolidated GAAP stockholders’ equity, excluding net unrealized gains and losses on investments, was $20.2 billion and $23.1 billion as of December 31, 2008 and December 31, 2007, respectively. We also use uncommitted lines of credit from financial institutions.

Credit Derivative Activities

The company has sold credit derivatives to enhance the return on our investment portfolio by creating credit exposure similar to an investment in public fixed maturity cash instruments.

In a credit derivative we sell credit protection on an identified name, or a basket of names in a first to default structure, and in return receive a quarterly premium. With single name credit default derivatives, this premium or credit spread generally corresponds to the difference between the yield on the referenced name’s public fixed maturity cash instruments and swap rates, at the time the agreement is executed. With first-to-default baskets, because of the additional credit risk inherent in a basket of named credits, the premium generally corresponds to a high proportion of the sum of the credit spreads of the names in the basket. If there is an event of default by the referenced name or one of the referenced names in a basket, as defined by the agreement, then we are obligated to pay the counterparty the referenced amount of the contract and receive in return the referenced defaulted security or similar security. After the first default the contract is terminated and any subsequent defaults on the remaining names within such instruments require no further payment to counterparties.

The vast majority of referenced names in the credit derivatives where we have sold credit protection, as well as all the counterparties to these agreements, are investment grade credit quality and our credit derivatives generally have maturities of five years or less. As of December 31, 2008 and December 31, 2007, we had $1.222 billion and $1.618 billion, respectively, in outstanding notional amounts of credit derivative contracts where we have sold credit protection. The Financial Services Businesses had $1.161 billion and $1.290 billion of outstanding notional amounts, reported at fair value as a liability of $146 million and $99 million, as of December 31, 2008 and December 31, 2007, respectively. The Closed Block Business had $61 million and $328 million of outstanding notional amounts, reported at fair value as a liability of $2 million and $2 million, as of December 31, 2008 and December 31, 2007, respectively.

In addition to selling credit protection, we have purchased credit protection using credit derivatives in order to hedge specific credit exposures in our investment portfolio, including exposures relating to certain guarantees from monoline bond insurers. Substantially all of the counterparties from which the company has purchased credit protection are investment grade credit quality. As of December 31, 2008 and December 31, 2007, the Financial Services Businesses had $1.069 billion and $376 million of outstanding notional amounts, reported at fair value as an asset of $189 million and $25 million, respectively. As of December 31, 2008 and December 31, 2007, the Closed Block Business had $309 million and $205 million of outstanding notional amounts, reported at fair value as an asset of $64 million and $5 million, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.0	News release of Prudential Financial, Inc., dated February 4, 2009, announcing fourth quarter 2008 results (furnished and not filed).

99.1	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended December 31, 2008 (furnished and not filed).

99.2	Information about Prudential Financial, Inc.’s investments, as of December 31, 2008, in residential and commercial mortgage-backed securities, asset-backed securities, and commercial mortgage and other loans (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2009

PRUDENTIAL FINANCIAL, INC.

By:	/S/ PETER B. SAYRE
Name:	Peter B. Sayre
Title:	Senior Vice President and Controller (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.0	News release of Prudential Financial, Inc., dated February 4, 2009, announcing fourth quarter 2008 results (furnished and not filed).

99.1	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended December 31, 2008 (furnished and not filed).

99.2	Information about Prudential Financial, Inc.’s investments, as of December 31, 2008, in residential and commercial mortgage-backed securities, asset-backed securities, and commercial mortgage and other loans (furnished and not filed).